Exhibit 99.1

Investor Contact:

Kurt Abkemeier

Cbeyond, Inc.

Vice President, Finance and Treasurer

(678) 370-2887

CBEYOND REPORTS FIRST QUARTER 2007 RESULTS

Revenues Grew by 32.5% and Adjusted EBITDA Increased 67.8% Over Prior Year

ATLANTA (May 3, 2007) — Cbeyond, Inc. (NASDAQ: CBEY), (“Cbeyond”), a managed services provider that delivers integrated packages of voice, broadband, and mobile services to small businesses, today announced its results for the first quarter ended March 31, 2007.

Recent financial and operating highlights include the following:

•	Strong first quarter revenue growth with revenues of $63.0 million, up 32.5% over the first quarter of 2006;

•	Net income of $2.7 million in the first quarter of 2007 compared to $0.02 million in the first quarter of 2006;

•	Total adjusted EBITDA of $12.1 million during the first quarter of 2007, an increase of 67.8% from the first quarter of 2006 (see Schedule 1 for reconciliation to net income);

•	Rapid growth in customers with 1,823 net customer additions for the quarter, bringing the total customers in Cbeyond’s seven operating markets to 29,166; and

•	Average monthly revenue per customer (ARPU) of $744 during the first quarter of 2007 compared to $742 in the fourth quarter of 2006.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, for the three months ended March 31, 2006 and 2007, include the following:

	For the Three Months Ended March 31,
	2006	2007	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$47,578	$63,026	$15,448	32.5%
Operating expenses	$47,752	$60,194	$12,442	26.1%
Operating income (loss)	$(174)	$2,832	$3,006	N/M
Net income	$20	$2,733	$2,713	N/M
Capital expenditures	$11,011	$13,882	$2,871	26.1%
Key Operating Metrics and Non-GAAP Financial Measures
Customers	21,909	29,166	7,257	33.1%
Net additions	1,562	1,823	261	16.7%
Average monthly churn rate	1.0%	1.0%	0.0%	0.0%
Average monthly revenue per customer	$751	$744	$(7)	(0.9%)
Adjusted EBITDA (in thousands)	$7,185	$12,059	$4,874	67.8%

-MORE-

CBEY Reports First Quarter 2007 Results

May 3, 2007

Management Comments

“Our first quarter results continue to demonstrate Cbeyond’s success in delivering solid results in its key operating and financial metrics, with slightly increased ARPU from the previous quarter, stable low monthly churn of 1%, and applications used per customer of 5.8,” said Jim Geiger, chief executive officer of Cbeyond. “And we achieved strong growth in revenue and consistent, solid performance in adjusted EBITDA across all our markets that have been in operation for more than one year. Our most recent market launched, San Diego, has been off to a very promising start, and we are confident that it should follow a trajectory over the next few years similar to that of our other markets.”

Geiger added, “We are also excited to announce that Cbeyond will enter Detroit and the San Francisco Bay Area markets in the third and fourth quarters, respectively. Detroit is the eleventh largest market for small business in the U.S. and represents an interesting opportunity for us to leverage our success in Chicago with further growth into the Midwest region. The Bay Area is a natural choice for us with its growth-oriented, entrepreneurial character. Following Los Angeles and San Diego, the Bay Area gives us a strong presence in California. Both Michigan and California are states with a pro-competition regulatory environment that make them well-suited to our model. Together, Detroit and the Bay Area will allow us to serve over 126,000 additional small businesses in our targeted 5-249 employee segment of the market for a total addressable market of 672,000 in the nine markets in which we will be operating by year end.”

Fourth Quarter Financial and Business Summary

Revenues and ARPU

Cbeyond reported revenues of $63.0 million for the first quarter of 2007, an increase of 32.5% from the first quarter of 2006.

ARPU, or average revenue per customer location, was $744 in the first quarter of 2007, as compared to $742 in the fourth quarter of 2006. The relative stability in ARPU resulted from a variety of factors, both positive and negative, including the increasing numbers of customers on three-year contracts at lower price points, decreases in the government-mandated rates charged for terminating access revenues, and increasing levels of application use, particularly mobile.

Cost of Service and Gross Margin

Cbeyond’s gross margin was 70.2% in the first quarter of 2007 as compared with 68.5% in the first quarter of 2006.

Operating Income and Total Adjusted EBITDA

Cbeyond reported operating income of $2.8 million in the first quarter of 2007 compared with an operating loss of $0.2 million in the first quarter of 2006. As of January 1, 2006, Cbeyond adopted SFAS No. 123(R). The operating income of $2.8 million in the first quarter of 2007 includes $2.1 million in non-cash share-based compensation expense while the operating loss of $0.2 million in the first quarter of 2006 includes $0.8 million in non-cash share-based compensation.

For the first quarter of 2007, total adjusted EBITDA was $12.1 million, an improvement of 67.8% over total adjusted EBITDA of $7.2 million in the first quarter of 2006.

Net Income

Cbeyond reported net income of $2.7 million for the first quarter of 2007 as compared to net income of $0.02 million for the first quarter of 2006.

Cash and Marketable Securities

Cash, cash equivalents and marketable securities amounted to $39.4 million at the end of the first quarter of 2007, as compared to $44.1 million at the end of the fourth quarter of 2006. The decrease in cash, cash equivalents and marketable securities of $4.7 million in the first quarter was due to a variety of factors, including annual bonus payments related to 2006 paid during the first quarter and planned higher capital expenditures in the first quarter.

-MORE-

CBEY Reports First Quarter 2007 Results

May 3, 2007

Capital Expenditures

Capital expenditures were $13.9 million during the first quarter of 2007, compared to $11.1 million in the fourth quarter of 2006. The increase of $2.8 million over the fourth quarter of 2006 was due to increased investment in our operational support systems, network investment in support of our launch in San Diego, and ongoing increases in market-level capital expenditures to support our growth in customers.

Business Outlook for 2007

Cbeyond provides the following annual guidance for 2007:

	Current Guidance	Prior Guidance
Revenues	Unchanged	$275 million to $280 million
Adjusted EBITDA	$48 million to $50 million	$46 million to $48 million
Capital expenditures	Unchanged	$50 million to $55 million

Cbeyond’s performance in the first quarter and its improved visibility for the rest of the year have resulted in an increase to guidance on Adjusted EBITDA for 2007. The increased losses from San Diego as we ramp up operations there, as well as startup costs in Detroit to prepare for our launch there in the third quarter, will impact the rate of growth in sequential adjusted EBITDA in the second quarter of 2007.

With respect to capital expenditures, due in part to the timing of new market launches as well as the anticipated timing of certain investments in software projects, Cbeyond expects that its capital expenditures will be weighted toward the first half of 2007.

Conference Call

Cbeyond will hold a conference call to discuss this press release Thursday, May 3, 2007, at 5:00 p.m. EST. A live broadcast of the conference call will be available on-line at www.cbeyond.net. To listen to the live call, please go to the Web site at least 10 minutes early to register, download, and install any necessary audio software. The conference call will also be available by dialing (800) 395-0708 (for domestic U.S. callers) and (913) 981-5560 (for international callers). For those who cannot listen to the live broadcast, an on-line replay will be available shortly after the call and continue to be available for a year.

About Cbeyond

Cbeyond, Inc. (NASDAQ: CBEY) is a managed services provider that delivers integrated packages of local and long-distance voice along with mobile and broadband Internet services to more than 29,000 small businesses in Atlanta, Chicago, Dallas, Denver, Houston, Los Angeles and San Diego. Cbeyond offers more than 20 productivity-enhancing applications including BlackBerry®, voicemail, email, Web hosting, fax-to-email, data backup, file-sharing, and VPN. Cbeyond manages these services over a private, 100-percent Voice over Internet Protocol (VoIP) facilities-based network. For more information on Cbeyond, visit www.cbeyond.net.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: the risk that we may be unable to continue to experience revenue growth at historical levels; changes in federal or state regulation or decisions by regulatory bodies that affect the Company; the timing of the initiation, progress or cancellation of significant contracts or arrangements; the mix and timing of services sold in a particular period; our ability to recruit and maintain experienced management and personnel; rapid technological change and the timing and amount of start-up costs incurred in connection with the introduction of new services or the entrance into new markets; our ability to maintain or attract sufficient customers in existing or new markets; our ability to respond to increasing competition; our ability to manage the growth of our operations; changes in estimates of taxable income or utilization of deferred tax assets which could significantly affect the Company’s effective tax rate; pending regulatory action relating to our compliance with customer proprietary network information; and general economic and business conditions. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC, including the “Risk Factors” in our most recent annual report on Form 10-K, together with updates that may occur in our quarterly reports on Form 10-Q and Current Reports on Form 8- K.

-MORE-

CBEY Reports First Quarter 2007 Results

May 3, 2007

Such disclosure covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Operating Metrics and Non-GAAP Financial Measures

In this press release, the Company uses several key operating metrics and non-GAAP financial measures. In Schedule I, the Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income (loss), cash flow or operating income (loss) as determined in accordance with GAAP.

SCHEDULE I

Adjusted EBITDA is not a substitute for operating income (loss), net income (loss), or cash flow from operating activities as determined in accordance with accounting principles generally accepted in the United States, or GAAP, as a measure of performance or liquidity. The Company defines adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding non-cash share-based compensation, public offering expenses, loss on disposal of property and equipment and other non-operating income or expense. Information relating to total adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of the Company’s business.

Total adjusted EBITDA allows the chief operating decision maker to assess the performance of the Company’s business on a consolidated basis that corresponds to the measure used to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures. In particular, total adjusted EBITDA permits a comparative assessment of the Company’s operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among segments without any correlation to their underlying operating performance, and of non-cash share-based compensation, which is a non-cash expense that varies widely among similar companies. The following information includes a reconciliation of total adjusted EBITDA to net income (loss):

-MORE-

CBEY Reports First Quarter 2007 Results

May 3, 2007

CBEYOND, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2006	2007
Revenue:
Customer revenue	$46,459	$61,661
Terminating access revenue	1,119	1,365

Total revenue	47,578	63,026
Operating expenses:
Cost of service	14,998	18,779
Selling, general and administrative	26,177	34,293
Public offering expenses	—	2
Depreciation and amortization	6,577	7,120

Total operating expenses	47,752	60,194

Operating income (loss)	(174)	2,832
Other income (expense):
Interest income	390	608
Interest expense	(8)	(45)
Loss on disposal of property and equipment	(157)	(332)

Total other income (expense)	225	231

Income before income taxes	51	3,063
Income tax expense	(31)	(330)

Net income	$20	$2,733

Earnings per common share
Basic	$—	$0.10
Weighted average number of common shares outstanding
Basic	26,631	27,543

-MORE-

CBEY Reports First Quarter 2007 Results

May 3, 2007

CBEYOND, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2006	March 31, 2007
ASSETS
Current Assets
Cash and cash equivalents	$34,113	$29,305
Marketable securities	9,995	10,064
Accounts receivable, gross	21,181	20,818
Less: Allowance for doubtful accounts	(2,586)	(2,139)

Accounts receivable, net	18,595	18,679
Other assets	5,825	7,706

Total current assets	68,528	65,754

Property and equipment, gross	181,938	195,115
Less: Accumulated depreciation	(109,148)	(115,896)

Property and equipment, net	72,790	79,219

Other assets	3,075	2,913

Total assets	$144,393	$147,886

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$7,538	$6,122
Other accrued liabilities	44,989	44,605
Current portion of capital lease obligations	98	—

Total current liabilities	52,625	50,727
Deferred installation revenue	660	627
Stockholders’ equity
Common stock	274	276
Deferred stock compensation	(22)	(16)
Additional paid-in capital	238,852	241,535
Accumulated deficit	(147,996)	(145,263)

Total stockholders’ equity	91,108	96,532

Total liabilities and stockholders’ equity	$144,393	$147,886

-MORE-

CBEY Reports First Quarter 2007 Results

May 3, 2007

CBEYOND, INC. AND SUBSIDIARIES

Selected Operating Statistics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Mar. 31 2006	Jun. 30 2006	Sept. 30 2006	Dec. 31 2006	Mar. 31 2007
Revenues
Atlanta	$14,863	$15,932	$16,073	$16,661	$17,255
Dallas	11,901	12,690	13,127	13,617	14,328
Denver	13,769	14,773	14,828	15,161	15,548
Houston	5,217	6,302	6,952	7,911	8,608
Chicago	1,820	2,636	3,397	4,428	5,373
Los Angeles	8	201	530	1,089	1,842
San Diego	—	—	—	—	72

Total revenues	$47,578	$52,534	$54,907	$58,867	$63,026

Operating income (loss)
Atlanta	$7,173	$7,993	$8,517	$9,125	$8,859
Dallas	3,900	4,277	4,942	5,815	5,804
Denver	6,077	6,643	6,854	7,411	7,739
Houston	538	1,349	1,835	2,252	2,558
Chicago	(1,382)	(965)	(622)	56	536
Los Angeles	(1,029)	(1,585)	(1,783)	(1,857)	(1,188)
San Diego	—	—	(27)	(604)	(1,324)
Corporate	(15,451)	(16,447)	(17,785)	(18,177)	(20,152)

Total operating income (loss)	$(174)	$1,265	$1,931	$4,021	$2,832

Adjusted EBITDA
Atlanta	$8,640	$9,386	$9,763	$10,092	$9,959
Dallas	5,278	5,644	6,170	6,916	6,888
Denver	7,346	7,919	8,067	8,503	8,811
Houston	1,120	2,001	2,537	3,018	3,375
Chicago	(1,081)	(615)	(223)	508	1,090
Los Angeles	(1,029)	(1,438)	(1,587)	(1,570)	(877)
San Diego	—	—	(27)	(603)	(1,233)
Corporate	(13,089)	(13,504)	(14,088)	(14,515)	(15,954)

Total adjusted EBITDA	$7,185	$9,393	$10,612	$12,349	$12,059

Adjusted EBITDA margin (market-level)
Atlanta	58.1%	58.9%	60.7%	60.6%	57.7%
Dallas	44.3%	44.5%	47.0%	50.8%	48.1%
Denver	53.4%	53.6%	54.4%	56.1%	56.7%
Houston	21.5%	31.8%	36.5%	38.1%	39.2%
Chicago	(59.4%)	(23.3%)	(6.6%)	11.5%	20.3%
Los Angeles	N/M	N/M	N/M	(144.2%)	(47.6%)
San Diego	N/M	N/M	N/M	N/M	N/M
Adjusted EBITDA margin (as % of total revenue)
Corporate	(27.5%)	(25.7%)	(25.7%)	(24.7%)	(25.3%)
Total	15.1%	17.9%	19.3%	21.0%	19.1%
Capital expenditures
Atlanta	$1,396	$1,655	$1,554	$1,064	$1,464
Dallas	2,482	2,180	823	1,438	2,149
Denver	1,747	1,134	1,093	987	394
Houston	1,217	787	712	871	1,149
Chicago	745	698	444	956	1,166
Los Angeles	847	816	720	1,061	854
San Diego	—	116	915	530	1,067
Detroit	—	—	—	146	1,379
Corporate	2,577	4,148	3,939	4,069	4,260

Total capital expenditures	$11,011	$11,534	$10,200	$11,122	$13,882

Other Operating Data
Customers (at period end)	21,909	23,714	25,521	27,343	29,166
Net additions	1,562	1,805	1,807	1,822	1,823
Average monthly churn rate	1.0%	1.0%	1.0%	1.0%	1.0%
Average monthly revenue per customer location	$751	$768	$743	$742	$744

-MORE-

CBEY Reports First Quarter 2007 Results

May 3, 2007

CBEYOND, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands)

(Unaudited)

	Mar. 31 2006	Jun. 30 2006	Sept. 30 2006	Dec. 31 2006	Mar. 31 2007
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$7,185	$9,393	$10,612	$12,349	$12,059
Depreciation and amortization	(6,577)	(6,864)	(6,937)	(6,818)	(7,120)
Non-cash share-based compensation	(782)	(1,264)	(1,085)	(1,224)	(2,105)
Public offering expenses	—	—	(659)	(286)	(2)
Interest income	390	409	518	602	608
Interest expense	(8)	(38)	(65)	(52)	(45)
Loss on disposal of property and equipment	(157)	(136)	(241)	(67)	(332)
Other income (expense), net	—	—	—	12	—
Income tax expense	(31)	(94)	(138)	(167)	(330)

Net income	$20	$1,406	$2,005	$4,349	$2,733

	Three Months Ended March 31,
	2006	2007
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$7,185	$12,059
Depreciation and amortization	(6,577)	(7,120)
Non-cash share-based compensation	(782)	(2,105)
Public offering expenses	—	(2)
Interest income	390	608
Interest expense	(8)	(45)
Loss on disposal of property and equipment	(157)	(332)
Other income (expense), net	—	—
Income tax expense	(31)	(330)

Net income	$20	$2,733

*            *            *            *             *

Except for historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The specific forward-looking statements cover Cbeyond’s expectations for revenue, EBITDA, as adjusted, and capital expenditures for the fiscal year 2007. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in Cbeyond’s filings with the Securities and Exchange Commission.

-###-